EXHIBIT 99.1

	Contact:	Greg Eden
508-293-7195
FOR IMMEDIATE RELEASE		eden_greg@emc.com

EMC REPORTS THIRD QUARTER RESULTS

Revenue Tops $2 Billion; Fifth Consecutive Quarter of Double-Digit Growth

HOPKINTON, Mass. – October 19, 2004 – EMC Corporation (NYSE:EMC) today reported financial results for the third quarter of 2004, achieving its fifth consecutive quarter of double-digit year-over-year revenue growth.

Total consolidated revenue for EMC’s third quarter was $2.03 billion, 34% higher than the $1.51 billion reported for the third quarter of 2003. Net income for the quarter was $218 million or $.09 per diluted share, 37% higher than the $159 million or $.07 per diluted share reported for the third quarter of 2003.

Joe Tucci, EMC’s President and CEO, said, “We again achieved solid, balanced performance in a spending environment that continues to improve at a steady but modest pace. In each of the first three quarters of 2004, we have grown revenues almost three times faster than our overall addressable market. Clearly, our focus on information lifecycle management is influencing and improving how customers manage and store information, as well as setting the agenda for our industry as a whole.”

Core EMC revenue, which excludes revenue related to EMC’s Documentum, Legato and VMware acquisitions, grew 19% compared with the third quarter of 2003. All of EMC’s major geographies recorded double-digit core revenue growth, with each of EMC’s international regions gaining more than 20%.

Bill Teuber, EMC’s Executive Vice President and Chief Financial Officer, said, “We have now met or exceeded our financial goals for eight consecutive quarters. During the third quarter, our gross and operating margins continued to expand, and our already strong balance sheet got even stronger. Cash and investments exceeded $7 billion for the first time in the company’s history while we remained active in the market, buying back $108 million of our stock during the quarter. I am particularly pleased with the returns we are seeing from investments made to broaden our product portfolio and expand our customer reach, which have allowed us to penetrate more deeply into high-growth markets.”

Third Quarter Highlights

EMC systems revenue grew 18% compared with the year-ago quarter as customers of all sizes aligned the value of their information to platforms within EMC’s expanded family of tiered information storage.

“Our commitment to developing the market’s most economical, functionally rich mid-tier systems and software is clearly paying off,” commented Tucci. “Our traditional enterprise customers, along with our rapidly growing base of small to medium-sized customers, are integrating these solutions into their ILM-enabled infrastructures. In the third quarter, our CLARiiON, Centera and NAS (network attached storage) businesses collectively grew well over 50%.”

EMC software license revenue increased 56% compared with the same period a year ago, driven by the Documentum, Legato and VMware acquisitions and double-digit growth from sales of EMC’s core storage software.

The newly formed EMC Software Group, which markets and develops platform-independent information storage and content management software, delivered consolidated revenues of $351 million in the third quarter as customers around the world implemented EMC software to reduce costs, streamline complex IT operations and handle explosive data growth. The major components of EMC Software Group, including core EMC multi-platform software, Documentum and Legato, each had double-digit revenue growth in the third quarter over the comparable year-ago quarter.

VMware, an EMC subsidiary, delivered record quarterly revenues of $61 million in the third quarter, an increase of more than 200% over the third quarter of 2003. With the introduction of VMware ACE in the third quarter, VMware again demonstrated its relentless innovation and aggressive technology leadership. VMware solves the problems of efficiency, flexibility and security with its comprehensive solutions for servers, desktops and test and development that provide an easy on-ramp to next-generation computing models.

EMC services revenue grew 48% compared with the year-ago third quarter, due to the impact of EMC’s software company acquisitions, increased core software maintenance revenue and continued customer demand for information lifecycle management solutions.

Business Outlook

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not include the potential impact of any mergers, acquisitions, divestitures or business combinations that may be completed after the date hereof. The business outlook set forth in EMC’s news releases dated January 22, 2004, April 15, 2004, June 10, 2004 and July 20, 2004 still represents EMC’s current expectations unless specifically superceded by these or previously issued statements:

•	Consolidated revenues for the fourth quarter of 2004 are expected to be between $2.23 billion and $2.27 billion.
•	Diluted earnings per share for the fourth quarter of 2004 are expected to be $0.11 to $0.12.

About EMC

EMC Corporation (NYSE: EMC) is the world leader in products, services and solutions for information storage and management that help organizations extract the maximum value from their information, at the lowest total cost, across every point in the information lifecycle. Information about EMC’s products and services can be found at www.EMC.com.

EMC, Documentum, LEGATO and VMware are registered trademarks, and EMC CLARiiON and EMC Celerra are trademarks of EMC Corporation. All other trademarks are the property of their respective owners.

This release contains “forward-looking statements” as defined under the Federal Securities Laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in information technology spending; (iii) risks associated with acquisitions and investments, including the challenges and costs of integration, restructuring and achieving anticipated synergies associated with the acquisitions of LEGATO Systems, Inc., Documentum, Inc. and VMware, Inc.; (iv) competitive factors, including but not limited to pricing pressures; (v) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (vi) component quality and availability; (vii) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (viii) insufficient, excess or obsolete inventory; (ix) war or acts of terrorism; (x) the ability to attract and retain highly qualified employees; (xi) fluctuating currency exchange rates; and (xii) other one-time events and other important factors disclosed previously and from time to time in EMC’s filings with the U.S. Securities and Exchange Commission. EMC disclaims any obligation to update any such forward-looking statements after the date of this release.

EMC CORPORATION

Consolidated Income Statements

(in thousands, except per share amounts)

Unaudited

	Three Months Ended		Nine Months Ended
	September 30, 2004	September 30, 2003	September 30, 2004	September 30, 2003
Revenues:
Product sales	$1,486,918	$1,145,659	$4,321,293	$3,321,700
Services	541,961	365,188	1,550,399	1,052,598

	2,028,879	1,510,847	5,871,692	4,374,298

Cost and expenses:
Cost of product sales	746,131	658,581	2,190,976	1,932,660
Cost of services	239,547	177,149	701,921	524,618
Research and development	215,708	172,858	625,411	530,060
Selling, general and administrative	557,450	390,164	1,640,934	1,167,977
Restructuring and other special charges	—	1,696	32,688	25,785

Operating income	270,043	110,399	679,762	193,198

Investment income	38,373	45,473	115,410	149,796
Interest expense	(1,880)	(672)	(5,575)	(2,711)
Other income (expense), net	452	(3,842)	(7,520)	(9,826)

Income before taxes	306,988	151,358	782,077	330,457
Income tax provision (benefit)	88,953	(7,731)	231,433	54,446

Net income	$218,035	$159,089	$550,644	$276,011

Net income per weighted average share, basic	$0.09	$0.07	$0.23	$0.13

Net income per weighted average share, diluted	$0.09	$0.07	$0.23	$0.12

Weighted average shares, basic	2,396,399	2,186,213	2,405,216	2,186,679

Weighted average shares, diluted	2,433,671	2,213,875	2,451,916	2,208,230

As a % of total revenue:
Gross margin	51.4%	44.7%	50.7%	43.8%
Selling, general and administrative	27.5%	25.8%	27.9%	26.7%
Research and development	10.6%	11.4%	10.7%	12.1%
Operating income	13.3%	7.3%	11.6%	4.4%
Net income	10.7%	10.5%	9.4%	6.3%

EMC CORPORATION

Consolidated Balance Sheets

(in thousands, except per share amounts)

Unaudited

	September 30, 2004	December 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$1,573,670	$1,869,426
Short-term investments	877,044	928,248
Accounts and notes receivable, less allowance for doubtful accounts of $40,399 and $39,482	950,216	952,421
Inventories	547,028	514,015
Deferred income taxes	278,417	271,746
Other current assets	133,498	151,448

Total current assets	4,359,873	4,687,304
Long-term investments	4,584,007	4,109,911
Property, plant and equipment, net	1,564,306	1,610,182
Intangible assets, net	517,598	475,295
Other assets, net	506,600	426,472
Goodwill, net	3,261,366	2,711,677
Deferred income taxes	—	72,019

Total assets	$14,793,750	$14,092,860

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable and current portion of long-term obligations	$62	$7,104
Accounts payable	448,427	414,251
Accrued expenses	1,012,365	1,009,696
Income taxes payable	433,869	436,434
Deferred revenue	856,631	679,044

Total current liabilities	2,751,354	2,546,529
Deferred revenue	550,396	451,296
Deferred income taxes	71,517	—
Long-term convertible debt	128,832	129,966
Other liabilities	99,688	80,348

Commitments and contingencies
Stockholders’ equity:
Series preferred stock, par value $.01; authorized 25,000 shares, none outstanding	—	—
Common stock, par value $.01; authorized 6,000,000 shares; issued 2,396,279 and 2,476,821 shares	23,963	24,768
Additional paid-in capital	6,178,893	6,894,823
Deferred compensation	(101,647)	(94,068)
Retained earnings	5,116,801	4,566,157
Accumulated other comprehensive income (loss)	(26,047)	2,197
Treasury stock, at cost; 0 and 62,082 shares	—	(509,156)

Total stockholders’ equity	11,191,963	10,884,721

Total liabilities and stockholders’ equity	$14,793,750	$14,092,860

As of July 1, 2004, Massachusetts corporations are required to report treasury stock as unissued shares. As such, 99,105 re-acquired shares with a cost of $926,710 have been reclassified to common stock and additional paid-in capital.

EMC CORPORATION

Consolidated Statements of Cash Flows

(in thousands)

Unaudited

	For the Nine Months Ended
	September 30, 2004	September 30, 2003
Cash flows from operating activities:
Net income	$550,644	$276,011
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	450,923	389,910
Non-cash restructuring and other special charges	17,051	5,732
Amortization of deferred compensation	40,312	7,193
Provision for doubtful accounts	4,854	4,444
Deferred income taxes, net	154,017	12,783
Tax benefit from stock options exercised	27,330	3,093
Other	(1,746)	8,280
Changes in assets and liabilities, net of acquisitions:
Accounts and notes receivable	12,991	171,597
Inventories	(15,372)	(64,526)
Other assets	(8,640)	(70,004)
Accounts payable	27,197	(38,253)
Accrued expenses	(5,567)	(66,741)
Income taxes payable	(16,234)	190,129
Deferred revenue	200,818	275,700
Other liabilities	14,631	(95,403)

Net cash provided by operating activities	1,453,209	1,009,945

Cash flows from investing activities:
Additions to property, plant and equipment	(259,867)	(266,490)
Capitalized software development costs	(126,559)	(84,419)
Purchases of short and long-term available for sale securities	(5,295,866)	(4,591,509)
Sales of short and long-term available for sale securities	4,770,994	3,779,868
Maturities of short and long-term available for sale securities	73,544	186,389
Business acquisitions, net of cash acquired	(544,016)	(11,573)
Other	(58,146)	(28,741)

Net cash used in investing activities	(1,439,916)	(1,016,475)

Cash flows from financing activities:
Issuance of common stock	115,324	48,771
Repurchase of common stock	(417,554)	(99,447)
Payment of long-term and short-term obligations	(7,136)	(27,831)
Proceeds from long-term and short-term obligations	—	4,609

Net cash used in financing activities	(309,366)	(73,898)

Effect of exchange rate changes on cash	317	599

Net decrease in cash and cash equivalents	(295,756)	(79,829)
Cash and cash equivalents at beginning of period	1,869,426	1,686,598

Cash and cash equivalents at end of period	$1,573,670	$1,606,769

EMC Corporation

Supplemental Financial Data

Revenue Analysis

(in thousands)

Unaudited

Revenue Components

	Q1 2003	Q2 2003	Q3 2003	Q4 2003	YTD 2003	Q1 2004	Q2 2004	Q3 2004	YTD 2004
Revenues
Systems	$752,387	$803,814	$801,075	$957,411	$3,314,687	$894,956	$930,230	$948,938	$2,774,124

Software	298,591	321,249	344,584	444,443	1,408,867	483,640	525,549	537,980	1,547,169

Services	306,025	328,370	341,113	438,235	1,413,743	473,155	498,449	527,658	1,499,262

	1,357,003	1,453,433	1,486,772	1,840,089	6,137,297	1,851,751	1,954,228	2,014,576	5,820,555
Other Businesses	27,148	25,867	24,075	22,421	99,511	19,878	16,956	14,303	51,137

Total Consolidated Revenues	$1,384,151	$1,479,300	$1,510,847	$1,862,510	$6,236,808	$1,871,629	$1,971,184	$2,028,879	$5,871,692

Percentage impact to EMC revenue growth rate due to changes in exchange rates from the prior year	2.5%	3.1%	2.9%	5.1%	3.7%	5.9%	3.9%	3.1%	4.2%

EMC Corporation

Supplemental Financial Data

Revenue Analysis

(in thousands)

Unaudited

Supplemental Revenue Data

	Q1 2003	Q2 2003	Q3 2003	Q4 2003	YTD 2003	Q1 2004	Q2 2004	Q3 2004	YTD 2004
Symmetrix Hardware and Software Revenue ( a )	$574,944	$618,297	$624,847	$732,371	$2,550,459	$671,838	$650,181	$646,292	$1,968,311

CLARiiON Hardware and Software Revenue ( a )	217,896	228,324	227,595	269,572	943,387	284,615	326,086	354,563	965,264

Connectivity Revenue ( b )	130,290	136,578	136,637	161,478	564,983	143,516	164,326	169,105	476,947

EMC-only Platform Software Revenue ( c )	199,791	211,461	228,994	251,452	891,698	251,135	263,168	275,851	790,154

Multi-Platform Software Revenue: ( d )	98,800	109,788	115,590	192,991	517,169	232,505	262,381	262,129	757,015

EMC				$127,693		$125,316	$147,941	$132,117	$405,374
Legato				40,409		36,849	41,719	41,999	120,567
Documentum				24,889		37,188	33,890	38,267	109,345
VMware				—		33,152	38,831	49,746	121,729

Total Multi-Platform Software Revenue				$192,991		$232,505	$262,381	$262,129	$757,015

Software Maintenance Revenue				$138,508		$176,102	$189,947	$207,257	$573,306

EMC Software Group Revenue ( e )								$350,883

Total Software License and Maintenance Revenue				$582,951		$659,742	$715,496	$745,237	$2,120,475

Legato Software and Services Revenue				$77,299		$83,001	$86,305	$90,889	$260,195

Documentum Software and Services Revenue				$30,731		$81,000	$77,961	$85,857	$244,818

VMware Software and Services Revenue						$39,294	$47,198	$60,620	$147,112

( a )	Includes hardware, hardware upgrades and platform software.
( b )	Includes Connectrix fibre channel switch/director revenues and Celerra file server revenue, exclusive of disk revenue.
( c )	Includes software products whose operation requires the EMC platform operating environments.
( d )	Includes software products whose operation does not require the EMC platform operating environments.
( e )	Includes multi-platform software license and maintenance revenue, Legato software and services revenue and Documentum software and services revenue.

EMC CORPORATION

Supplemental Schedule of Earnings Adjusted to Expense Stock Options

(in thousands, except per share amounts)

Unaudited

	Three Months Ended		Nine Months Ended
	September 30, 2004	September 30, 2003	September 30, 2004	September 30, 2003
Net income	$218,035	$159,089	$550,644	$276,011

Stock option expense	(87,069)	(91,505)	(271,125)	(278,746)

Adjusted net income (loss)	$130,966	$67,584	$279,519	$(2,735)

Net income per weighted average share, basic - as reported	$0.09	$0.07	$0.23	$0.13

Net income per weighted average share, diluted - as reported	$0.09	$0.07	$0.23	$0.12

Adjusted net income per weighted average share, basic	$0.05	$0.03	$0.12	$—

Adjusted net income per weighted average share, diluted	$0.05	$0.03	$0.11	$—